PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS OF OPERATIONS
FOR ITS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2017

Fort Lauderdale, Florida
February 27, 2018
FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced its results for the fourth quarter and year ended December 31, 2017.
FINANCIAL HIGHLIGHTS
For the year ended December 31, 2017, net income from continuing operations attributable to SEACOR Holdings Inc. was $82.8 million ($4.24 per diluted share) including a one-time income tax benefit of $66.9 million resulting from changes in the U.S. federal income tax code.
For the year ended December 31, 2017, operating income before depreciation and amortization (“OIBDA”) was $125.5 million including $16.6 million of share award expense associated with the spin-off of SEACOR Marine Holdings Inc. on June 1, 2017 and the accelerated vesting of incentive share awards in advance of changes in the U.S. federal income tax code. (See disclosure related to Non-GAAP measures in the statements of income (loss) and segment information tables herein).
For the year ended December 31, 2016, the net loss from continuing operations attributable to SEACOR Holdings Inc. was $94.1 million ($5.56 per diluted share) and OIBDA was $52.9 million including a $29.5 million impairment related to intangible assets and goodwill associated with the restructuring of the Company’s emergency and crisis services business.
For the quarter ending December 31, 2017, net income from continuing operations attributable to SEACOR Holdings Inc. was $73.3 million ($3.37 per diluted share) including a one-time income tax benefit of $66.9 million resulting from changes in the U.S. federal income tax code.
For the quarter ending December 31, 2017, OIBDA from continuing operations was $43.4 million including $8.36 million of share award expense associated with the accelerated vesting of incentive share awards in advance of changes in the U.S. federal income tax code. (See disclosure related to Non-GAAP measures in the statements of income (loss) and segment information tables herein).
A comparison of operating results for the quarter ended December 31, 2017 with that of the preceding quarter is included in the “Continuing Operation Discussion” below.
Continuing Operation Discussion
Ocean Transportation & Logistics Services - Operating income was $26.1 million compared with $14.9 million in the preceding quarter. OIBDA was $39.4 million compared with $28.4 million in the preceding quarter. Operating income and OIBDA in the fourth quarter included $7.8 million and $11.6 million, respectively, attributable to noncontrolling interests compared with $5.0 million and $8.8 million, respectively, in the preceding quarter. In addition, operating income and OIBDA included $1.2 million of share award expense associated with the accelerated vesting of incentive share awards in advance of changes in the U.S. federal income tax code.
Operating results were $11.3 million higher primarily due to the impact of a full quarter of operations for one newly built U.S.-flag petroleum and chemical carrier placed into service during August 2017, improved demand for liner and short-sea transportation as a consequence of the impact of hurricanes in the Turks & Caicos, the U.S. Virgin Islands and Puerto Rico and lower dry-docking costs compared with the preceding quarter.
The International Shipholding Corporation acquisition, excluding the rail-ferries and rail car facility that are operated in a joint venture, contributed operating income and OIBDA of $4.8 million and $7.5 million, respectively, during the fourth quarter compared with $1.8 million and $4.5 million, respectively, in the preceding quarter.
Equity losses of 50% or less owned companies primarily relate to the Company’s Golfo de Mexico joint venture that operates the two foreign-flag rail ferries.

Subsequent to December 31, 2017, the Company entered into an agreement to scrap the Seabulk Trader, which was built in 1981. The limitations on marketing over-age tankers did not justify the expense of a regulatory dry-docking, even though the vessel is in excellent condition for its age.
Inland Transportation & Logistics Services - Operating income was $5.9 million compared with $4.9 million in the preceding quarter. OIBDA was $12.4 million compared with $11.2 million in the preceding quarter. In addition, operating income and OIBDA included $1.2 million of share award expense associated with the accelerated vesting of incentive share awards in advance of changes in the U.S. federal income tax code. Operating income and OIBDA for the fourth quarter and preceding quarter included gains on asset dispositions of $0.7 million and $5.1 million, respectively.
Excluding gains on asset dispositions, operating results were $5.5 million higher, primarily due to improved performance from the dry-cargo barge pools. The improved pool results were due mainly to increased activity associated with the fall harvest and demurrage revenues generated by barge delays at origin and destination as a result of customers’ grain quality issues. Terminal and fleeting operating results were lower primarily due to a seasonal reduction in activity levels, low water, and icy conditions that negatively impacted terminal and fleeting operations.
Equity losses of 50% or less owned companies were lower as a consequence of improved operating results from operations of grain elevators in Illinois. The improvement was primarily due to increased throughput volume.
Foreign currency losses of $0.5 million were primarily due to the weakening of the Colombian peso in relation to the U.S. dollar underlying certain of the Company’s intercompany lease obligations.
Witt O’Brien’s - Operating income was $3.9 million compared with $0.4 million in the preceding quarter. Operating results were $3.4 million higher primarily due to response and recovery projects in Texas, Florida, and the U.S. Virgin Islands following the impact of hurricanes Harvey, Irma and Maria.
Corporate and Eliminations - Administrative and general expenses were $7.7 million higher primarily due to compensation costs associated with the acceleration of vesting certain incentive share awards in advance of changes in the U.S. federal income tax code.
Debt Extinguishment Losses - During the fourth quarter, SEA-Vista entered into a sale-leaseback transaction for one of its newly built U.S.-flag petroleum and chemical carriers. The proceeds were used to repay a portion of its debt resulting in debt extinguishment losses of $0.7 million.
Capital Commitments - The Company’s capital commitments as of December 31, 2017 were $8.5 million and primarily relate to the construction of two U.S.-flag harbor tugs scheduled to be delivered during the first quarter of 2018.
Liquidity and Debt - As of December 31, 2017, the Company’s balances of cash, cash equivalents, restricted cash, marketable securities and construction reserve funds totaled $336.3 million. In addition, the Company had $5.0 million of borrowing capacity under a subsidiary credit facility. Total outstanding debt was $579.3 million, which includes $135.7 million of debt owed by SEA-Vista and which is non-recourse to the Company and its subsidiaries other than SEA-Vista. SEA-Vista is a consolidated venture and had $55.0 million of borrowing capacity under its credit facility as of December 31, 2017.
The holders of the Company’s 2.5% Convertible Senior Notes had the ability to require the Company to repurchase their notes on December 19, 2017. On December 12, 2017, the Company provided the holders an additional put right for the notes on May 31, 2018 and waived the Company’s right to redeem the notes until May 31, 2018. On December 19, 2017, the Company repurchased $31.0 million of the 2.5% Convertible Senior Notes that were validly surrendered under the offer to repurchase. As of December 31, 2017, the remaining principal amount outstanding of the Company’s 2.5% Convertible Senior Notes of $64.5 million is included in current liabilities as the holders may require the Company to repurchase these notes on May 31, 2018.
* * * * *
SEACOR Holdings Inc. (“SEACOR”) is a diversified holding company with interests in domestic and international transportation and logistics and risk management consultancy. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Ocean Transportation & Logistics Services, decreased demand for Ocean Transportation & Logistics Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Inland Transportation & Logistics Services and Ocean Transportation & Logistics Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Inland Transportation & Logistics Services and Ocean Transportation & Logistics Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland Transportation & Logistics Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the ability to recognize the anticipated benefits of the Spin-off, the ability to remediate any material weaknesses the Company has identified in its internal controls over financial reporting, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A. (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operating Revenues	$185,515	$126,196	$577,891	$440,465
Costs and Expenses:
Operating	108,725	81,619	360,881	275,255
Administrative and general	34,157	21,394	103,106	86,362
Depreciation and amortization	20,369	16,560	75,058	62,565
	163,251	119,573	539,045	424,182
Gains (Losses) on Asset Dispositions and Impairments, Net	719	(28,573)	11,637	(25,983)
Operating Income (Loss)	22,983	(21,950)	50,483	(9,700)
Other Income (Expense):
Interest income	1,896	2,541	8,547	15,641
Interest expense	(10,429)	(9,912)	(41,530)	(39,804)
Debt extinguishment gains (losses), net	(725)	(211)	(819)	5,184
Marketable security gains (losses), net	11,534	20,300	(1,782)	(32,154)
Derivative gains (losses), net	—	(10,604)	19,727	(14,131)
Foreign currency gains (losses), net	(575)	(1,368)	323	1,444
Other, net	188	(5,606)	256	(18,716)
	1,889	(4,860)	(15,278)	(82,536)
Income (Loss) from Continuing Operations Before Income Tax Benefit and Equity in Earnings (Losses) of 50% or Less Owned Companies	24,872	(26,810)	35,205	(92,236)
Income Tax Benefit	(54,626)	(6,804)	(67,189)	(36,725)
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	79,498	(20,006)	102,394	(55,511)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	23	(13,871)	2,952	(21,040)
Net Income (Loss) from Continuing Operations	79,521	(33,877)	105,346	(76,551)
Loss from Discontinued Operations, Net of Tax	(487)	(56,412)	(23,637)	(119,221)
Net Income (Loss)	79,034	(90,289)	81,709	(195,772)
Net Income attributable to Noncontrolling Interests in Subsidiaries	6,227	3,460	20,066	20,125
Net Income (Loss) attributable to SEACOR Holdings Inc.	$72,807	$(93,749)	$61,643	$(215,897)
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$4.15	$(2.11)	$4.77	$(5.56)
Discontinued operations	(0.03)	(3.41)	(1.22)	(7.20)
	$4.12	$(5.52)	$3.55	$(12.76)
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$3.37	$(2.11)	$4.24	$(5.56)
Discontinued operations	(0.02)	(3.41)	(0.93)	(7.20)
	$3.35	$(5.52)	$3.31	$(12.76)
Weighted Average Common Shares Outstanding:
Basic	17,673,547	16,969,062	17,368,081	16,914,928
Diluted	22,711,085	16,969,062	22,934,158	16,914,928

OIBDA(1)	$43,352	$(5,390)	$125,541	$52,865
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Operating Revenues	$185,515	$158,171	$115,791	$118,414	$126,196
Costs and Expenses:
Operating	108,725	107,258	69,686	75,212	81,619
Administrative and general	34,157	20,531	25,540	22,878	21,394
Depreciation and amortization	20,369	20,501	17,469	16,719	16,560
	163,251	148,290	112,695	114,809	119,573
Gains (Losses) on Asset Dispositions and Impairments, Net	719	5,209	5,897	(188)	(28,573)
Operating Income (Loss)	22,983	15,090	8,993	3,417	(21,950)
Other Income (Expense):
Interest income	1,896	2,367	2,150	2,134	2,541
Interest expense	(10,429)	(9,121)	(11,676)	(10,304)	(9,912)
Debt extinguishment gains (losses), net	(725)	3	(97)	—	(211)
Marketable security gains (losses), net	11,534	(12,478)	(21,674)	20,836	20,300
Derivative gains (losses), net	—	—	16,897	2,830	(10,604)
Foreign currency gains (losses), net	(575)	969	(1,470)	1,399	(1,368)
Other, net	188	64	424	(420)	(5,606)
	1,889	(18,196)	(15,446)	16,475	(4,860)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	24,872	(3,106)	(6,453)	19,892	(26,810)
Income Tax Expense (Benefit)	(54,626)	(12,795)	(3,664)	3,896	(6,804)
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	79,498	9,689	(2,789)	15,996	(20,006)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	23	488	2,333	108	(13,871)
Net Income (Loss) from Continuing Operations	79,521	10,177	(456)	16,104	(33,877)
Income (Loss) from Discontinued Operations, Net of Tax	(487)	10,927	(28,629)	(5,448)	(56,412)
Net Income (Loss)	79,034	21,104	(29,085)	10,656	(90,289)
Net Income attributable to Noncontrolling Interests in Subsidiaries	6,227	3,543	3,723	6,573	3,460
Net Income (Loss) attributable to SEACOR Holdings Inc.	$72,807	$17,561	$(32,808)	$4,083	$(93,749)
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$4.15	$0.38	$(0.39)	$0.57	$(2.11)
Discontinued operations	(0.03)	0.62	(1.52)	(0.33)	(3.41)
	$4.12	$1.00	$(1.91)	$0.24	$(5.52)
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$3.37	$0.38	$(0.39)	$0.56	$(2.11)
Discontinued operations	(0.02)	0.62	(1.52)	(0.32)	(3.41)
	$3.35	$1.00	$(1.91)	$0.24	$(5.52)
Weighted Average Common Shares of Outstanding:
Basic	17,674	17,509	17,208	17,074	16,969
Diluted	22,711	17,638	17,208	17,364	16,969
Common Shares Outstanding at Period End	17,940	17,859	17,587	17,406	17,401

OIBDA(1)	$43,352	$35,591	$26,462	$20,136	$(5,390)
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Ocean Transportation & Logistics Services
Operating Revenues	$109,434	$103,780	$72,023	$67,639	$59,618
Costs and Expenses:
Operating	58,215	65,866	33,850	37,354	36,586
Administrative and general	11,820	9,612	8,028	7,088	6,895
Depreciation and amortization	13,281	13,516	10,115	9,161	8,969
	83,316	88,994	51,993	53,603	52,450
Gains (Losses) on Asset Dispositions and Impairments, Net	19	73	6	(421)	408
Operating Income	26,137	14,859	20,036	13,615	7,576
Other Income (Expense):
Foreign currency gains (losses), net	(138)	5	8	(5)	(6)
Other, net	209	59	421	(362)	237
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(486)	1,493	5,621	1,036	(2,581)
Segment Profit(1)	$25,722	$16,416	$26,086	$14,284	$5,226

OIBDA(2)	$39,418	$28,375	$30,151	$22,776	$16,545
Dry-docking expenditures for U.S.-flag petroleum and chemical carriers (included in operating costs and expenses)	$(34)	$3,548	$—	$94	$4,506
Out-of-service days for dry-dockings of U.S.-flag petroleum and chemical carriers	—	40	—	—	45

Inland Transportation & Logistics Services
Operating Revenues	$50,575	$44,608	$37,644	$42,669	$53,021
Costs and Expenses:
Operating	34,021	35,388	31,902	32,569	35,400
Administrative and general	4,900	3,141	4,725	3,792	2,945
Depreciation and amortization	6,448	6,329	6,483	6,592	6,628
	45,369	44,858	43,110	42,953	44,973
Gains on Asset Dispositions, Net	700	5,136	5,891	233	605
Operating Income (Loss)	5,906	4,886	425	(51)	8,653
Other Income (Expense):
Foreign currency gains (losses), net	(458)	992	(1,630)	1,368	(1,143)
Other, net	—	—	—	—	1
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(314)	(1,235)	(1,264)	(2,378)	(11,318)
Segment Profit (Loss)(1)	$5,134	$4,643	$(2,469)	$(1,061)	$(3,807)

OIBDA(2)	$12,354	$11,215	$6,908	$6,541	$15,281

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Witt O’Brien’s
Operating Revenues	$25,406	$9,681	$6,061	$8,008	$13,456
Costs and Expenses:
Operating	16,534	6,068	4,043	5,372	9,711
Administrative and general	4,797	2,960	2,462	3,219	5,343
Depreciation and amortization	206	206	205	202	204
	21,537	9,234	6,710	8,793	15,258
Losses on Asset Dispositions and Impairments, Net	—	—	—	—	(29,586)
Operating Income (Loss)	3,869	447	(649)	(785)	(31,388)
Other Income (Expense):
Foreign currency gains (losses), net	(12)	29	23	10	(57)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(63)	100	(20)	157	28
Segment Profit (Loss)(1)	$3,794	$576	$(646)	$(618)	$(31,417)

Other
Operating Revenues	$116	$116	$116	$116	$116
Costs and Expenses:
Administrative and general	272	180	225	154	167
	272	180	225	154	167
Operating Loss	(156)	(64)	(109)	(38)	(51)
Other Income (Expense):
Foreign currency gains (losses), net	18	(12)	—	—	—
Other, net	(1)	—	—	(300)	(5,885)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	886	130	(2,004)	1,293	—
Segment Profit (Loss)(1)	$747	$54	$(2,113)	$955	$(5,936)

Corporate and Eliminations
Operating Revenues	$(16)	$(14)	$(53)	$(18)	$(15)
Costs and Expenses:
Operating	(45)	(64)	(109)	(83)	(78)
Administrative and general	12,368	4,638	10,100	8,625	6,044
Depreciation and amortization	434	450	666	764	759
	12,757	5,024	10,657	9,306	6,725
Operating Loss	$(12,773)	$(5,038)	$(10,710)	$(9,324)	$(6,740)
Other Income (Expense):
Derivative gains (losses), net	$—	$—	$16,897	$2,830	$(10,604)
Foreign currency gains (losses), net	15	(45)	129	26	(162)
Other, net	(20)	5	3	242	41
______________________

(1)	Includes amounts attributable to both SEACOR and noncontrolling interests.

(2)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) for the applicable segment plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$239,246	$267,156	$223,154	$207,545	$256,638
Restricted cash	2,982	2,436	2,260	2,254	2,249
Marketable securities	42,761	62,606	75,071	97,404	76,137
Receivables:
Trade, net of allowance for doubtful accounts	110,465	83,287	59,772	77,358	105,494
Other	33,870	38,176	35,704	54,918	38,629
Inventories	4,377	3,952	2,444	3,051	2,582
Prepaid expenses and other	6,594	6,741	4,814	4,614	3,707
Discontinued operations	—	—	23,105	298,915	277,365
Total current assets	440,295	464,354	426,324	746,059	762,801
Property and Equipment:
Historical cost	1,351,741	1,483,434	1,340,400	1,336,719	1,178,556
Accumulated depreciation	(502,544)	(487,049)	(467,925)	(460,623)	(444,559)
	849,197	996,385	872,475	876,096	733,997
Construction in progress	28,728	22,769	133,537	139,782	246,010
Net property and equipment	877,925	1,019,154	1,006,012	1,015,878	980,007
Investments, at Equity, and Advances to 50% or Less Owned Companies	173,441	175,387	174,106	182,395	175,461
Construction Reserve Funds	51,339	51,846	65,429	64,478	75,753
Goodwill	32,761	32,773	32,749	32,787	32,758
Intangible Assets, Net	28,106	30,655	18,931	19,519	20,078
Other Assets	9,469	8,796	17,739	17,869	17,189
Discontinued Operations	—	—	32,595	875,993	798,274
	$1,613,336	$1,782,965	$1,773,885	$2,954,978	$2,862,321

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$77,842	$119,840	$125,655	$168,267	$163,202
Accounts payable and accrued expenses	44,013	31,518	32,437	36,524	59,563
Other current liabilities	57,330	70,762	49,602	58,833	62,164
Discontinued operations	—	—	6,324	270,796	85,020
Total current liabilities	179,185	222,120	214,018	534,420	369,949
Long-Term Debt	501,505	619,712	615,532	628,622	631,084
Exchange Option Liability on Subsidiary Convertible Senior Notes	—	—	—	16,809	19,436
Deferred Income Taxes	101,422	165,093	161,185	183,972	157,441
Deferred Gains and Other Liabilities	77,863	81,238	97,245	92,897	98,098
Discontinued Operations	—	—	7,681	271,389	390,045
Total liabilities	859,975	1,088,163	1,095,661	1,728,109	1,666,053
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	387	385	382	380	379
Additional paid-in capital	1,573,013	1,557,086	1,547,936	1,527,460	1,518,635
Retained earnings	419,128	377,700	360,139	914,806	910,723
Shares held in treasury, at cost	(1,368,300)	(1,363,558)	(1,364,273)	(1,364,172)	(1,357,331)
Accumulated other comprehensive loss, net of tax	(545)	(266)	(545)	(11,024)	(11,514)
	623,683	571,347	543,639	1,067,450	1,060,892
Noncontrolling interests in subsidiaries	129,678	123,455	134,585	159,419	135,376
Total equity	753,361	694,802	678,224	1,226,869	1,196,268
	$1,613,336	$1,782,965	$1,773,885	$2,954,978	$2,862,321

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Ocean Transportation & Logistics Services
Petroleum Transportation:
Petroleum and chemical carriers - U.S.-flag	11	11	10	10	9
Harbor Towing and Bunkering:
Harbor tugs - U.S.-flag	23	23	23	23	23
Harbor tugs - Foreign-flag	8	8	8	4	4
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Ocean liquid tank barges - Foreign-flag	1	1	1	—	—
PCTC, Liner and Short-sea Transportation:
PCTC(2) - U.S.-flag	4	4	—	—	—
Short-sea container/RORO vessels - Foreign-flag	7	7	7	7	7
RORO(3) & deck barges - U.S.-flag	7	7	7	7	7
Rail ferry - Foreign-flag	2	2	—	—	—
Dry Bulk Transportation:
Dry bulk carrier - U.S.-flag(4)	2	2	—	—	—
Dry bulk articulated tug-barge - U.S.-flag	—	—	—	1	1
	71	71	62	58	57

Inland Transportation & Logistics Services
Dry-cargo barges	1,439	1,443	1,443	1,443	1,443
Liquid tank barges	20	20	19	18	18
Specialty barges(1)	7	10	10	10	11
Towboats:
4,000 hp - 6,600 hp	18	18	17	18	17
3,300 hp - 3,900 hp	3	3	3	3	3
Less than 3,200 hp	2	2	2	2	2
Harbor boats:
1,100 hp - 2,000 hp	15	15	15	15	15
Less than 1,100 hp	9	9	9	9	9
	1,513	1,520	1,518	1,518	1,518
______________________

(1)	Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.

(2)	Pure Car/Truck Carrier.

(3)	Roll On/Roll Off.

(4)	Excludes one U.S.-flag dry bulk carrier removed from service.